Exhibit 4.2


No. ______
                        WARRANT TO PURCHASE COMMON STOCK


Date of Issuance: _________, 2006    Warrant to Purchase an Aggregate of _______
                                     shares of Common Stock

      FOR VALUE RECEIVED, Onstream Media Corporation, a Florida corporation (the "Company"), promises to issue in the name of, and sell and deliver to
_____________________        _______________        with        offices       at
____________________________________________  (the  "Holder") a  certificate  or certificates  for an aggregate of  ___________________________  (_______) shares
("Number of Shares") of the Company's common stock, par value $_____ per share (the "Common Stock"), upon payment by the Holder of One Dollar and Fifty Cents ($1.50) (the "Exercise Price"), with the Number of Shares and Exercise Price being subject to adjustment in the circumstances set forth below.

                                   Section 1.
                               Exercise of Warrant

      1.1 Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and from time to time from ____________________ (six months from the date hereof) and ending at 5:00 p.m., Eastern Time, on the ____ day of ___________, 2011 [five years] (the "Exercise Period").

      1.2 Exercise Procedure.

            a. This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

                  i. a completed Exercise Agreement, in the form attached hereto as Exhibit 1 hereto, executed by the Holder (the "Purchaser"); and

                  ii. a cashier's or official bank check, wire transfer or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

            b. Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five (5) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company may prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, if it elects to do so, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

            c. The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

            d. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant or any state or federal income or similar tax, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            e. Unless the Company shall have registered the shares of Common Stock underlying this Warrant pursuant to the provisions of Section 6 hereof, the shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act") and, accordingly, will be "restricted securities" as that term is defined in the Act. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

            "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

            f. If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

                      (A) = the  average  of  the  5  VWAPs  on the Trading Days immediately preceding the date of such election;

                      (B) = the Exercise Price of this Warrant, as adjusted; and

                      (C) = the number of Warrant Shares issuable  upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

            g. The number of shares of Common Stock that may be acquired by a Holder upon exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of
Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), does not exceed 4.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Agreement hereunder will constitute a representation by the applicable Holder that it has evaluated the limitations set forth in this Section and has determined that issuance of the full number of underlying shares issuable in respect of such Exercise Agreement does not violate the restrictions contained in this Section. If at any time the limits in this Section 6(g) make this Warrant inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the end of Exercise Period Date upon exercise of this Warrant and when shares of Common Stock may be issued in compliance with such restrictions.

      1.3 Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company's Common Stock as reported on the principal exchange on which the Company's Common Stock is then traded, as of the close of business on the Exercise Date.

                                   Section 2.
    Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

      2.1 Adjustment for Stock Splits and Combinations. In case the Company shall at any time prior to the exercise or termination of this Warrant effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

      2.2 Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Section) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of the Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which such shares underlying this Warrant might have been exercised into immediately prior to such capital reorganization, merger, consolidation, or sale would have been entitled, all subject to further adjustments as provided herein; and, in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.

      2.3 Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.
                                   Section 3.
                           Reservation of Common Stock

      The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

                                   Section 4.
                      No Shareholder Rights or Obligations

      This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

                                   Section 5.
                                 Transferability

      Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company. This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to an registration statement then effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

                                   Section 6.
                               Registration Rights

      The Company will register the Common Stock underlying the Warrants in accordance with the terms set forth in the Subscription Agreement dated as of the ____ day of________, 2006. The Company shall bear all fees and expenses other than the fees and expenses of holder's counsel incurred in the preparation and filing of such registration statement and any fees incurred in selling the securities.

                                   Section 7.
                                  Miscellaneous

      7.1 Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:   Onstream Media Corporation
                     1291 SW 29 Avenue
                     Pompano Beach, Florida 33069
except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

      7.2 Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

      7.3 Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of Florida, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of Florida, or the United States District Court for the Southern District of Florida; and further agree and consent that personal service of process in any such action or preceding outside the State of Florida shall be tantamount to service in person in Florida.

      IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

                                             ONSTREAM MEDIA CORPORATION


                                             By:
                                                ----------------------------
ATTEST:                                         Randy S. Selman, President

----------------------------

                                    EXHIBIT 1

                               EXERCISE AGREEMENT

To:                                          Dated:
   ------------------------------------            -----------------------------

      The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby subscribed for and purchases ________ shares of Common Stock covered by such Warrant and hereby makes full cash payment of $ _______ for such shares at the Exercise Price provided by such Warrant.

                                       ------------------------------------
                                       (Signature)

                                       ------------------------------------
                                       (Print or type name)

                                       ------------------------------------
                                       (Address)

                                       ------------------------------------


      NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                                    EXHIBIT 2

                                   ASSIGNMENT

      FOR VALUE RECEIVED, , the undersigned Holder hereby sell, assigns, and transfer all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constituted and appoint to effect such transfer of rights on the books of the Company, with full power of substitution:

                                                               Number of Shares
Name of Assignee              Address of Assignee              of Common Stock
----------------              -------------------              ---------------


Dated:
       ----------------------            ---------------------------------------
                                         (Signature of Holder)


                                         ---------------------------------------
                                         (Print or type name)

      NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

                               CONSENT OF ASSIGNEE

         I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.


Dated:
       ----------------------          -----------------------------------------
                                       (Signature of Assignee)


                                       -----------------------------------------
                                       (Print or type name)